                                 A PROPOSAL FOR

                               MANAGEMENT SERVICES


                              611 FIFTH AVENUE AND
                         THE 13TH & CHERRY STREET ANNEX

                             DES MOINES, IOWA 50309





                                  PREPARED FOR:

                         CENTRAL LIFE ASSURANCE COMPANY

                                611 FIFTH AVENUE

                             DES MOINES, IOWA 50309






                                  PREPARED BY:

                            CENTRAL PROPERTIES, INC.

                        6000 WESTOWN PARKWAY, SUITE 33OW

                           WEST DES MOINES, IOWA 50266


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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Management Contract                                                         1

Introductory Provisions                                                     1

Article I - Appointment
    Section 1.01.   Exclusive Agency - Appointment                          1
    Section 1.02.   Term                                                    1
    Section 1.03.   Acceptance of Appointment                               2

Article II - The Owner's Representation                                     2

Article III - The Manager's Authority                                       2
    Section 3.01.   General Authority                                       2
    Section 3.02.   Renting and Leasing                                     2
    Section 3.03.   Repairs and Maintenance                                 3
    Section 3.04.   Collection of Rents and Charges                         3
    Section 3.05.   Security Deposits                                       3
    Section 3.06.   Personnel                                               3
    Section 3.07.   Service Contracts                                       4
    Section 3.08.   Disbursements                                           4

Article IV - Duties and Obligations of the Manager
    Section 4.01.   Maintenance & Repair of the Property                    5
    Section 4.02.   Books and Records                                       5
    Section 4.03.   Returns Required by Law                                 5
    Section 4.04.   Collections and Bank Accounts                           5
    Section 4.05.   Disbursements                                           5
    Section 4.06.   Monthly Reports                                         5
    Section 4.07.   Time Devoted                                            6

Article V - Termination
    Section 5.01.   Termination                                             6
    Section 5.02.   Damage, Destruction, Sale or
                    Condemnation                                            6
    Section 5.03.   Bankruptcy, Reorganization and
                    Insolvency                                              6
    Section 5.04.   Effect of Termination and
                    Termination Fund                                        7

Article VI - Compensation of the Manager
    Section 6.01.   Management                                              7
    Section 6.02.   Payment of Compensation                                 7
    Section 6.03.   Additional Services                                     7

Article VII - Definitions
    Section 7.01.   Gross Receipts                                          7

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                                TABLE OF CONTENTS
                                     (cont.)

                                                                           PAGE
                                                                           ----

Article VII - Definitions (cont.)
    Section 7.02.   Net Proceeds                                            8

Article VIII - Miscellaneous Provisions
    Section 8.01.   Leasing Policies                                        8
    Section 8.02.   Not a Partnership                                       8
    Section 8.03.   Indemnity                                               8
    Section 8.04.   Insurance                                               9
    Section 8.05.   The Owner's Representative                              9
    Section 8.06.   Entire Agreement                                        9
    Section 8.07.   Headings                                                9
    Section 8.08.   Consent and Approval                                    9
    Section 8.09.   Waiver of Subrogation                                  10
    Section 8.10.   Notices                                                10
    Section 8.11.   Governing Law                                          11
    Section 8.12.   Binding Effect                                         11
    Section 8.13.   Agent's Sign                                           11
    Section 8.14.   Other Provisions                                       11

Exhibit A                                                                  12

Schedule A                                                                 13

Schedule B                                                                 14

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                            CENTRAL PROPERTIES, INC.

                               MANAGEMENT CONTRACT


     This Management Contract (the "Contract") is entered into as of the 1st day of JANUARY, 1993, by and between CENTRAL LIFE ASSURANCE COMPANY, (the "Owner") and CENTRAL PROPERTIES, INC., a corporation organized and existing under the laws of the State of Iowa (the "Manager");


                            INTRODUCTORY PROVISIONS:

     The following provisions are a part and form the basis of this
Contract:

     A. The Manager desires to manage, rent, lease and operate that certain office building project commonly known as 611 FIFTH AVENUE AND THE 13TH AND CHERRY STREET ANNEX, located in DES MOINES, IOWA 50309, such project being more fully described on EXHIBIT "A" which is attached hereto and incorporated herein by reference for all purposes (the "Property"); and

     B. The Owner desires to engage and employ the Manager to rent, operate and manage the Property:

     NOW THEREFORE, in consideration of the mutual promises hereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   APPOINTMENT

     SECTION 1.01. EXCLUSIVE AGENCY - APPOINTMENT. The Owner hereby engages, appoints and employs the Manager to rent, operate, and manage the Property as the Owner's sole and exclusive agent with the exclusive right to lease the Property during the term of this Contract, upon the terms and conditions hereinafter set forth.

     SECTION 1.02. TERM. The term of the appointment of the Manager shall commence as of JANUARY 1, 1993 and shall continue through and including DECEMBER 31, 1993 (the "Term"), unless earlier terminated as hereinafter provided.


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     SECTION 1.03. ACCEPTANCE OF APPOINTMENT.  The Manager accepts the engagement, appointment and employment by the Owner hereunder to the extent, for the period, and upon the terms herein provided.


                                   ARTICLE II

                           THE OWNER'S REPRESENTATION

     The Owner hereby represents, undertakes, warrants and agrees:

          (a) that the Owner has full right and authority to enter into this Agreement, perform its obligations hereunder and engage, appoint and employ the Manager for the purposes and consideration herein set forth;

          (b) that the Owner is duly organized, existing and in good standing under the laws of the United States of America and the State of Iowa and is duly authorized and qualified to do business in the State of Iowa;

          (c) to waive, release and relinquish any and all claims which the Owner may have against Manager for damages to the Property or any personal property located on the Property to the extent that such damages are covered by the Owner's insurance policies.


                                   ARTICLE III


                             THE MANAGER'S AUTHORITY

     SECTION 3.01. GENERAL AUTHORITY. The Manager shall have the exclusive authority, right and power to rent, operate, and manage the Property (all or any of which, at Manager's option, may be exercised in the name of the Owner). Except as specifically set forth in this contract, all obligations or expenses incurred by the Manager pursuant to its authority hereunder shall be for the benefit of, account of, or behalf of and at the expense of the Owner, and the Owner expressly agrees to assume and pay any and all such expenses and obligations.

     SECTION 3.02. RENTING AND LEASING. The Manager shall have the specific authority to advertise the Property for rent or lease and in connection with such activities undertake any or all of the following: (a) investigate references of prospective tenants; (b) negotiate leases and rental agreements (subject to prior written approval of Owner); (c) amend, renew, extend, expand, modify or cancel the existing leases and rental agreements and prepare any new leases and rental agreements (subject however to the prior written approval of the Owner); (d) terminate tenancies and sign and serve such notices as are deemed appropriate by the Manager;

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(e) institute and prosecute all actions, at Manager's option, (in the name of the Owner, the Property or the Manager) to remove tenants and recover possession of the portion of the Property occupied by any tenant; (f) prepare and disseminate signs, plans, brochures and other advertising materials and (g) engage attorneys for any matter deemed appropriate by the Manager, subject to Owner's prior written approval.

     SECTION 3.03. REPAIRS AND MAINTENANCE. The Manager shall have the specific authority on behalf of and at the expense of Owner to (a) make or cause to be made all ordinary repairs and replacements necessary to preserve the Property in its present condition; (b) make all alterations required to comply with lease requirements; (c) remodel portions of the Property; (d) negotiate contracts for non-recurring items not exceeding FIVE THOUSAND Dollars ($5,000.00) without the prior written approval of the Owner; provided, however, monthly or recurring operating charges and emergency repairs may be incurred in excess of such maximum, if in the opinion of the Manager, such repairs are necessary to protect the Property from damage or to maintain services to the tenants as called for in their leases; (e) enter into contracts for all necessary repairs, maintenance, minor alterations and utility services; (f) pay all bills incidental to the Property; and (g) place orders on behalf of the Owner for such equipment, tools, appliances, materials and supplies as are reasonable and necessary to properly maintain the Property. Manager agrees to annually furnish Owner an up-to-date inventory list of equipment, tools and appliances owned by Owner and used in the operation of the Property.

     SECTION 3.04. COLLECTION OF RENTS AND CHARGES. The Manager shall have the specific authority, if authorized under the applicable lease, to collect (a) rents and assessments and other items due or to become due, give receipts therefore and deposit all funds collected hereunder in the bank account provided for and described in SECTION 4.04, (b) a late rent administrative charge; (c) a charge for non-negotiable checks; (d) a fee for credit reports; and (e) an administrative charge for subleasing.

     SECTION 3.05. SECURITY DEPOSITS. The Manager shall have the right to collect security deposits and deposit such funds to an account specified by the Owner from time to time. Manager shall have the right to refund tenant's security deposits at the expiration of leases.

     SECTION 3.06. PERSONNEL. The Manager shall have the express authority to investigate, hire, train, promote, pay, supervise and discharge all personnel reasonably necessary in order to properly maintain and operate the Property, including without limitation, those shown on SCHEDULE-B. The rates set forth on Schedule B shall be in force for a period of one year, at the end of which, such fees shall be equitably adjusted. Such personnel shall not be

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deemed employees of the Owner, who shall have no right to supervise or direct such employees. All reasonable salaries, wages or personnel employed by the manager, including but not limited to the cost of group medical and health insurance, social security taxes, federal and state unemployment taxes, Workman's Compensation Insurance and vacations shall be deemed to be expenses reimbursable to the Manager by the Owner.

     SECTION 3.07. SERVICE CONTRACTS. The Manager shall have the authority, in the name and on behalf of the Owner, to enter into contracts for water, electricity, gas fuel, window cleaning, telephone, vermin extermination, trash removal, janitorial service, laundry service, landscaping and lawn care, elevator, security and other necessary services deemed by the Manager to be necessary or advisable for the operation of the Property.

     SECTION 3.08. DISBURSEMENTS. Notwithstanding any other provision to the contrary herein contained, the Manager is hereby expressly authorized to disburse funds, on or before the tenth (10th) day of the following month during the term of this Contract, to the following parties in the order set forth below:

          (1) to the Manager for monies advanced by the Manager on behalf of the Owner (provided, however that the Manager shall in no event have any obligation to advance any monies on behalf of the Owner);

          (2) amounts otherwise due and payable as operating expenses of the Property authorized to be incurred under the other terms of this Contract, including the Manager's compensation;

          (3) to the Owner the Net Proceeds (as defined in SECTION 7.02), on or before the FIFTEENTH (15TH) day of the following month and after establishing a cash reserve in the amount of TEN THOUSAND Dollars ($10,000.00) to pay other costs and expenses incidental to the operation of the Property, including non-recurring emergency repairs. Sufficient funds for capital expenditures which shall become due and payable within the succeeding calendar month and for which the cash to make such payments may not be generated by operations during such period shall be retained in addition to the cash reserve established above.

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                                   ARTICLE IV

                      DUTIES AND OBLIGATIONS OF THE MANAGER

     SECTION 4.01. MAINTENANCE AND REPAIR OF THE PROPERTY. The Manager shall, at the Owner's sole expense, cause the property to be maintained in accordance with standards reasonably acceptable to the Owner, including without limitation, interior and exterior cleaning, painting, plumbing and carpentry.

     SECTION 4.02. BOOKS AND RECORDS. The Manager shall keep books of account and such other records reflecting the results of operation of the Property.
Such books and records shall be kept in all material respects in accordance with accepted accounting practices. The Manager shall allow the Owner, its accountants, attorneys and agents, the right to enter to examine or inspect the books and records relating to the operation and maintenance of the Property at any time during normal business hours upon notification to the Manager. Books and records of the Property shall be kept at the Property or such other place as the Manager may deem appropriate.

     SECTION 4.03. RETURNS REQUIRED BY LAW. The Manager shall execute and file punctually when due, all forms, reports and returns required by law relating to personnel employed by the Manager for the maintenance and operation of the Property.

     SECTION 4.04. COLLECTIONS AND BANK ACCOUNTS. The Manager shall deposit all sums collected pursuant to this Contract (less any sums properly deducted as provided herein) in a trust account in a national or state bank mutually acceptable to the Owner and the Manager. Such accounts shall be styled:
"Central Properties, Inc. - AS AGENT FOR CENTRAL LIFE ASSURANCE COMPANY" and shall be maintained at all times separate from the Manager's corporate accounts. The Manager shall endeavor to collect on behalf of the Owner and at Owner's expense, all rents and other charges for the use and occupancy of the Property on a periodic basis no less often than once each calendar month.

     SECTION 4.05. DISBURSEMENTS. The Manager shall make disbursements in accordance with the authority as set forth in SECTION 3.08 hereof. In the event the disbursements required under SECTION 3.08 (1) and (2) hereof shall be in excess of receipts from the Property, the Owner agrees to pay to the Manager the amount necessary to restore the balance in the account to the amount specified in SECTION 3.08 (3) immediately upon notification by Manager. No provision of this Contract shall in any manner obligate the Manager to advance its own funds on behalf of the Owner for any purpose.

     SECTION 4.06. MONTHLY REPORTS. The Manager shall on the same day as stipulated in SECTION 3.08 deliver a written report of the

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previous month's operations to the Owner, which report shall include a complete listing of all receipts and disbursements, and the amount, if any, payable by the Owner to restore the balance in the account as provided in SECTION 4.05 hereof.

     SECTION 4.07. TIME DEVOTED. The Manager shall devote such of its time, attention and business capacity to the management and operation of the Project as may be necessary in order for Manager to fully comply with the terms of this Agreement. It is understood and agreed that the Manager has, may continue to have, and hereafter may engage in other similar or related businesses, even though such other businesses may be in competition with the Project.


                                    ARTICLE V

                                   TERMINATION

     SECTION 5.01. TERMINATION. Notwithstanding anything in this document to the contrary, either party may terminate this agreement with or without cause by giving to the other party thirty (30) days written notice. After the expiration of the initial Term hereof, this Contract shall thereafter continue from year to year until terminated, with or without cause by either party, which termination shall be effective thirty (30) days after receipt of written notice from the terminating party.

     SECTION 5.02. DAMAGE, DESTRUCTION, SALE OR CONDEMNATION. In the event of damage to or destruction of the Property so that the same shall become untenantable, or in the event of taking of a substantial portion of the Property, by condemnation or threat thereof, or similar proceeding, or in the event of sale of the Property; then, in any such event this Contract may be terminated by the Owner which termination shall be effective THIRTY (30) days after receipt by Manager of written notice from the Owner.

     SECTION 5.03. BANKRUPTCY, REORGANIZATION AND INSOLVENCY. In the event a receiver, liquidator or trustee of the Manager shall be appointed by court order or if a petition shall be filed against the Manager under any bankruptcy, reorganization or insolvency laws and such petition shall not have been vacated within one hundred and twenty (120) days of the date of filing or in the event the Manager shall make an assignment for the benefit of creditors or be adjudicated a bankrupt under the federal bankruptcy laws, then the Owner may forthwith terminate this Contract upon written notice to the Manager.

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     SECTION 5.04. EFFECT OF TERMINATION AND TERMINATION FUND.  Upon termination pursuant to this ARTICLE V, the Manager and the Owner shall have no further duties and obligations, one to another save and except Owner's obligations under
Article VI and SECTION 8.03; provided that in the event of termination as provided for herein, the Manager will remit to Owner gross collections and net proceeds as called for herein on the effective date of termination and Owner agrees to insure that all bills, fees (inclusive of Manager's fees and commissions) and charges attributable to the Property have been fully paid.
Upon the effective date of termination, the Manager shall deliver to the Owner a final report.


                                   ARTICLE VI

                           COMPENSATION OF THE MANAGER

     SECTION 6.01. MANAGEMENT. The Owner agrees to pay the Manager for its services as Manager under this Contract, a management fee ("Management Fee") of Four Thousand Four Hundred Fifty Dollars ($4,450.00) for each month of the term of this Contract. Owner shall pay to Manager such other fees relating to management and construction administration as are set forth in SCHEDULE A.

     SECTION 6.02. PAYMENT OF COMPENSATION.  The compensation payable under
SECTION 6.01 hereof shall be payable on the same day as stipulated in SECTION 3.08, following the month for which such compensation is due and shall be deducted from Gross Receipts prior to remitting the Net Proceeds to the Owner pursuant to SECTION 3.08 hereof.

     SECTION 6.03. ADDITIONAL SERVICES. If Manager's agent is called upon to perform any services not customarily a part of the usual services performed by a management agent, it is agreed that Manager shall receive additional compensation in an amount agreed upon and approved by Owner, in writing, in a manner in which both parties agree.


                                   ARTICLE VII

                                   DEFINITIONS

     SECTION 7.01. GROSS RECEIPTS. The term "Gross Receipts" shall mean all amounts actually collected by the Manager as rents or other charges for use and occupancy of the Property including parking, receipts from coin operated machines and other miscellaneous receipts collected by the Manager from the Property but shall exclude all other receipts including but not limited to, income derived from interest on investments or otherwise, proceeds of claims on account of insurance policies, abatement of taxes, and awards arising from eminent domain proceedings or the threat thereof, discount, deposits and dividends on insurance policies.

     SECTION 7.02. NET PROCEEDS. The term "Net Proceeds" shall mean Gross Receipts for each calendar month less (i) the sum of all disbursements properly made by the Manager during each calendar month pursuant to the authority granted the Manager under this contract and (ii) the compensation payable to the Manager for the calendar month under this Contract, including without limitation, management fees, leasing commission, and construction administration fees.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     SECTION 8.01. LEASING POLICIES. The Manager shall have the authority to determine and control all leasing policies, subject to Owner's approval, in relation to the Property and the Owner expressly agrees to the following:

          (a) An adequate supply of forms of lease agreements and all attachments and addenda necessary thereto will be at all times provided to the Manager by the Owner;

          (b) the Manager is authorized, subject to Owner's approval, to employ, at the expense of the Owner, a space planner in order to expedite lease proposals, and to provide working drawings to the on-site manager for assistance in construction of the leased space;

          (c) all inquiries concerning leases, renewals, expansions, extensions, continuations of tenancy, or agreements for the rental, occupancy or operation of the Property, or any part thereof, shall be referred to the Manager, and all negotiations connected therewith shall be conducted solely by or under direction of the Manager; and

          (d) Owner agrees to provide at Owner's expense a maintenance work area/office as approved by Owner.

     SECTION 8.02. NOT A PARTNERSHIP. Nothing contained in this Contract shall constitute or be construed to be, or create, a partnership or joint venture between the Owner and the Manager, or their successors and assigns and the Manager is, shall be and remain an independent contractor.

     SECTION 8.03. INDEMNITY. The Manager hereby agrees to indemnify, defend and hold harmless the Owner from any cost, loss, damage or expense resulting from the breach of this Agreement by Manager, except to the extent same constitutes the negligence of Manager.

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     SECTION 8.04. INSURANCE.  The Owner agrees to carry, at his own expense, necessary public liability, fire and extended coverage insurance adequate to protect the interests of the parties hereto, which policies shall be so written as to protect the Manager in the same manner to the same extent they protect the Owner, and will name the Manager as an additional insured. Manager agrees to carry, at his own expense, necessary public liability and workman's compensation insurance. The Manager is allowed to include a proportionate share of workman's compensation insurance premium as a component of salary/wages reimbursement.
The policies shall be so written as to protect the Owner in the same manner to the same extent they protect the Manager, and will name the Owner as an additional insured.

     Owner agrees to furnish the Manager certificates evidencing the existence of the insurance coverage set forth in this paragraph which certificates shall provide that the Manager shall receive at least thirty (30) days notice from the insurance carrier prior to cancellation or material alteration of any insurance coverage. Unless the Owner shall provide such insurance and furnish such certificates within thirty (30) days from the date of this Contract, the Manager may, but shall not be obligated to, place said insurance (including retroactive coverage of up to two (2) years) and charge the cost thereof to the account of the Owner. Manager agrees to furnish Owner certificates evidencing the existence of the insurance coverage set forth in this paragraph.

     SECTION 8.05. THE OWNER'S REPRESENTATIVE. In connection with decisions required by the Owner under this Contract, the Owner acknowledges that immediate decisions will be necessary and accordingly designates JOE SYATA/KEITH GUNZENHAUSER, as its representative, who shall be readily available to make such decisions. The Owner may change such designated representative by written notice to the Manager.

     SECTION 8.06. ENTIRE AGREEMENT. This Contract constitutes all of the understandings and agreements of whatever nature or kind existing, of which the Manager is a party, with respect to the Manager's operation and management of the Property. The Manager makes no guarantees, warranties or representations that there will be profits or that there will not be losses from the operation of the Property.

     SECTION 8.07. HEADINGS. The article and section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Contract.

     SECTION 8.08. CONSENT AND APPROVAL. Whenever under any provision of this Contract the approval or consent of either party is required, the decision thereon shall be promptly given and such approval or consent shall not be unreasonably withheld or delayed.

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It is further understood and agreed that whenever, under any provision of this
Contract, approval or consent is required, the approval or consent shall be deemed to have been duly given if such approval or consent is given by the person executing this Contract or any other person, as the case may be, designated in SECTION 8.05 hereof. The Manager may rely exclusively and conclusively on the designation set forth in SECTION 8.05 hereof.

     SECTION 8.09. WAIVER OF SUBROGATION. Owner and Manager hereby waive any rights each may have against the other on account of any loss or damage occasioned to Owner or Manager, as the case may be (whether or not such loss or damage is caused by the fault or negligence of the other party), to their respective property, or to any portion of the property arising from any risk covered by the standard form of fire and extended coverage insurance used in the State of Iowa at the time of the loss or damage. If a party waiving rights under this Section is carrying a fire and extended coverage insurance policy in the standard form used in the State of Iowa and an amendment to such standard form is passed, such amendment shall be deemed not a part of such standard form until it applies to the policy being carried by the waiving party. The parties hereto each, on behalf of their respective insurance companies insuring the property of either Owner or Manager against any such loss, waive any right of subrogation that it may have against the other party. Owner and Manager agree immediately to give to their respective insurer written notification of the terms of the mutual waivers contained in this Section, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

     SECTION 8.10. NOTICES. Any notice by any party to any other party shall be in writing and shall be given, and be deemed except as otherwise provided in this Contract, to have been duly given (i) when actually received if delivered personally or (ii) five (5) days after deposit in the United States mail, in a registered or certified postage paid envelope, return receipt, addressed to the respective parties as follows:

          OWNER:         CENTRAL LIFE ASSURANCE COMPANY
                         611 FIFTH AVENUE
                         DES MOINES, IOWA   50309

                    ATTN: KEITH GUNZENHAUSER


          MANAGER:       CENTRAL PROPERTIES, INC.
                         6000 WESTOWN PARKWAY, SUITE 33OW
                         WEST DES MOINES, IOWA    50266

                    ATTN: EVAN L. OSTER

     Either party may at any time change the address for notices to such party by the delivery or mailing, as aforesaid, of a notice stating the change and setting forth the changed address.

     SECTION 8.11. GOVERNING LAW. This Contract shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Iowa.

     SECTION 8.12. BINDING EFFECT. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     SECTION 8.13. AGENT'S SIGN. Owner hereby grants Agent the privilege of displaying Agent's sign in and upon said premises announcing that said premises is under Agent's management. Sign and design shall be subject to Owner's approval.

     SECTION 8.14. OTHER PROVISIONS.

     Schedule A - Management Fees
     Schedule B - Reimbursable Employees

     EXECUTED on the 15TH day of JANUARY, 1993.

                         OWNER:

                         CENTRAL LIFE ASSURANCE COMPANY

                         By: /s/ Keith Gunzenhauser
                             ------------------------------------
                              KEITH GUNZENHAUSER



                         MANAGER:

                         CENTRAL PROPERTIES, INC.


                         By: /s/ Evan L. Oster
                            -------------------------------------
                            EVAN L. OSTER



                                       11

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                                   EXHIBIT "A"


                       TO MANAGEMENT AND LEASING CONTRACT


                                     BETWEEN


                    CENTRAL LIFE ASSURANCE COMPANY ("OWNER")


                                       AND


                      CENTRAL PROPERTIES, INC. ("MANAGER")


                              PROPERTY DESCRIPTION


               Lots One (1), Two (2), Three (3) and Four (4) (except the West 7 feet thereof) and the South 5.0 feet of Park Street right-of-way lying North of and adjoining Lot 1 in Block "K" in Grimmel's Addition to the Town of Fort Des Moines.


               All of the 9-foot strip lying between Lots One
               (1), Two (2), Three (3) and Four (4) in Block "K", in Grimmel's Addition to the Town of Fort Des Moines and the North 60.5 feet of Lot Eight (8), all of Lots Nine (9), Ten (10), and Eleven (11) and the South 12.65 feet of Lot Twelve (12) in Van Buskirk's Addition to Fort Des Moines all now included in and forming a part of the City of Des Moines, Iowa.


               Lots Five (5) and Six (6) in Block 30 in Keene and
               Poindexter's Addition to Fort Des Moines, now included in and forming a part fo the City of Des
               Moines, Iowa.


                                       12

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                                   SCHEDULE A



1. For the management services provided for the 611 FIFTH AVENUE BUILDING AND THE 13TH AND CHERRY STREET ANNEX, Central Properties, Inc. will be paid a management fee of Four Thousand Four Hundred Fifty Dollars ($4,450.00) for each month of the term of the contract.


2. A construction and administration fee of FIVE percent (5%) of any extensive construction or repair job where the Manager coordinates the services of outside contractors will be billed to the Owner if such service is requested by Owner of the Manager.



3.   All personnel directly involved with the 611 FIFTH AVENUE BUILDING AND
THE 13TH AND CHERRY STREET ANNEX shall be charged to the property on a pro-rata or hourly basis as provided under SCHEDULE B.



LEASING COMMISSIONS AND FEES:

1. It is agreed by and between the parties hereto, that in the event Central Properties, Inc., (Agent) leases any office space to anyone other than Central Life Assurance Company or its subsidiaries (Owner) in the Central Life Assurance Company Building, 611 Fifth Avenue, Des Moines, Iowa, Owner shall pay Central Properties, Inc., a 2% lease commission on the gross amount of the lease. Said commission shall be paid no later than the date the tenant occupies the space.


2. It is further agreed that Central Properties, Inc., shall be paid a 1% commission on the gross amount of any lease renewals negotiated with tenants currently occupying office space in the building, excluding Owner or its subsidiaries. Said commission shall be paid when any new lease has been entered into.

     It is further agreed that Owner shall pay a normal commission rate to any real estate company, including Iowa Realty. Said commission shall be paid when new lease has been entered into.

--------------------------------------------------------------------------------

APPROVED:                               DATE:    JANUARY 15, 1993
                                             --------------------

Owner: Central Life Assurance Co.       By:   /s/ Keith Gunzenhauser
       -------------------------             --------------------
                                              Keith Gunzenhauser


Manager: Central Properties, Inc.       By:   /s/ Evan L. Oster
         -----------------------             ----------------------
                                              Evan L. Oster


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

                                   SCHEDULE B


                              REIMBURSABLE EMPLOYEES


Property: 611 Fifth Avenue and the 13th and Cherry Street Annex
          Des Moines, IA 50309



                                                    Recommended   Fidelity Bond
                                                  Wage or Salary   or Employee
                                                (Net of Benefits)   Dishonesty
                                      No. With    Allocated to       Coverage
Employee Title                         Title        Building         (Y or N)
---------------                       --------   ----------------  ------------


ON-SITE:

Supervisor, Building Department          1            $34,000            Y
Operating Engineer                       4            $24,000            Y


NOTE 1: Each of the above employees will be billed to the properties as full-time employees or pro-rata.


OFF-SITE:

Director of Engineering/                              $40.00/hr.         Y
     Maintenance                                        (Flat Rate)


NOTE 2: This schedule outlines "not-to-exceed" amounts for the primary year of the Contract, only. Owner agrees to increase the above salaries by an equitable amount. Each of the above employees will be billed based on hours spent directly related to the buildings. The quantity of time expended will vary according to seasonal variations, site specific requirements and Owner's goals.



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